UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: April 4, 2006
(Date of earliest event reported)
Touchstone Resources USA, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50228	33-0967974
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1600 Smith Street, Suite 5100
Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
(713) 784-1113
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02	Unregistered Sales of Equity Securities
     On April 6, 2006, Touchstone Resources USA, Inc. (the “Company”) announced that, on April 4, 2006, it had closed a private placement transaction exempt under Rule 506 of Regulation D of the Securities Act of 1933, as amended, pursuant to a Securities Purchase Agreement dated April 4, 2006 with certain accredited investors (the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, the Company issued securities in the form of (i) senior convertible notes in aggregate principal amount of $22,000,000 (“Convertible Notes”) and, subject to the terms and conditions set forth therein, convertible into shares of the Company’s common stock, par value $.001 (“Common Stock”), (ii) Series A warrants to purchase up to 12,971,700 shares of Common Stock with an initial per share exercise price of $1.06 subject to adjustment (“Series A Warrants”), and (iii) Series B warrants to purchase up to 8,301,888 shares of Common Stock with an initial per share exercise price of $1.38 subject to adjustment (“Series B Warrants” and together with the Series A Warrants, the “Warrants”). The Series B Warrants are not initially exercisable and only become exercisable upon a mandatory conversion of the Convertible Notes conducted by the Company. The Warrants expire on the fifth anniversary of the closing date of the Securities Purchase Agreement.
     The Company intends to use the net proceeds of $20,269,000 (i) to repay $2,818,745 in aggregate outstanding principal and accrued interest under two outstanding convertible notes and (ii) for general corporate purposes and working capital. The private placement was made by First Albany Capital as placement agent for the sale of the securities. A copy of the Securities Purchase Agreement, the form of Convertible Note, the form of Series A Warrant, the form of Series B Warrant and the Company’s press release is attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 99.1, respectively.
     The Convertible Notes have a maturity date of April 4, 2009, whereupon the full outstanding balance owing thereunder is due and payable. Upon failure to repay outstanding amounts under the Convertible Notes, the Convertible Notes bear interest at a default rate of 12%. The Convertible Notes further provide that the holder of a Convertible Note has the right from time to time to convert any or all of the outstanding principal amount of such Convertible Note into shares of Common Stock at a conversion price equal to $1.06 subject to reduction in the event of certain dilutive issuances, as defined in the Convertible Notes.
     Additionally, on April 4, 2006 the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which it is obligated to prepare and file on or before the date that is 45 days following the effectiveness of the Registration Rights Agreement, a registration statement covering the resale of the shares underlying the Convertible Notes and the Warrants. The Registration Rights Agreement further provides that the Company is obligated to use commercially reasonable best efforts to obtain effectiveness of such registration statement as soon as reasonably practicable, but no later than the date that is 120 days following the effectiveness of the Registration Rights Agreement. In the event that the Company fails to meet either the filing or the effectiveness deadlines, the Company shall become subject to certain liquidated damages as described in the Registration Rights Agreement. A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.5.
     Finally, certain officers of the Company and one of the Company’s significant stockholders (the “Affiliates”), who together directly own 9,020,778 shares of Common Stock representing 11.4% of the Company’s currently outstanding Common Stock, entered into a lock-up agreement (the “Lock-Up Agreement”) and a voting agreement (the “Voting Agreement”) with the Company in connection with the Securities Purchase Agreement, both dated as of April 4, 2006. Pursuant to the Lock-Up Agreement, the Affiliates are not permitted to sell any securities of the Company that they beneficially own for a period of six months following the closing of the Securities Purchase Agreement. Pursuant to the Voting Agreement, the Affiliates are required to vote in favor of a proposal that will be included in the Company’s proxy statement for the 2006 annual meeting of stockholders (the “2006 Annual Meeting”) to amend the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock (the “Capital Increase”). A form of the Lock-Up Agreement and a form of the Voting Agreement are attached hereto as Exhibits 10.6 and 10.7.

     Pursuant to the Securities Purchase Agreement, in the event the stockholders approve the Capital Increase at the 2006 Annual Meeting, the Company will be required to increase the number of shares of Common Stock reserved for issuance upon conversion of the Convertible Notes and exercise of the Warrants from the amount reserved at closing, which amount at closing represented 100% of the amount of shares required for issuance upon conversion of the Convertible Notes and exercise of the Series A Warrants only, to 130% of the amount of shares required for issuance upon conversion of the Convertible Notes and exercise of all of the Warrants. In the event the stockholders fail to approve the Capital Increase at the 2006 Annual Meeting, the Company is required to continue to use its commercially reasonable best efforts to obtain approval by the stockholders at each subsequent regular annual meeting of stockholders until such approval is obtained. Until such approval is obtained, the Company will be deemed to have an Equity Conditions Failure as such term is defined in the Convertible Note which would prevent the Company from converting its quarterly interest payments under the Convertible Notes into shares of Common Stock and would require the Company to pay such interest payments in cash.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement dated as of April 4, 2006 by and among the Company and the investors named therein

10.2	Form of Senior Convertible Note

10.3	Form of Series A Warrant

10.4	Form of Series B Warrant

10.5	Registration Rights Agreement dated as of April 4, 2006 by and among the Company and the investors named therein

10.6	Form of Lock-Up Agreement

10.7	Form of Voting Agreement

99.1	Press Release dated April 6, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Touchstone Resources USA, Inc.
Date: April 6, 2006	By:	/s/ Stephen C. Haynes
Stephen C. Haynes
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement dated as of April 4, 2006 by and among the Company and the investors named therein

10.2	Form of Senior Convertible Note

10.3	Form of Series A Warrant

10.4	Form of Series B Warrant

10.5	Registration Rights Agreement dated as of April 4, 2006 by and among the Company and the investors named therein

10.6	Form of Lock-Up Agreement

10.7	Form of Voting Agreement

99.1	Press Release dated April 6, 2006